EXHIBIT 99.1
Purchase, New York     Telephone: 914-253-2000     www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com
PepsiCo Delivers Solid Third Quarter 2011 Results
•	Worldwide snacks volume grew 8 percent in the quarter and 7 percent year to date

•	Worldwide beverage volume grew 4 percent in the quarter and 6 percent year to date

•	Reported net revenue increased 13 percent to $17.6 billion

•	Net revenue increased 9 percent excluding the impact of the Wimm-Bill-Dann transaction

•	Reported net income increased 4 percent and core* net income increased 6 percent

•	Reported EPS increased 5 percent to $1.25 and core EPS grew 7 percent to $1.31

•	Company reaffirms 2011 target of high-single-digit EPS growth on a core, 52-week basis
PURCHASE, N.Y. — October 12, 2011 — PepsiCo, Inc. (NYSE: PEP) today reported growth in volume, net revenue, operating profit and earnings per share for the third quarter of 2011 driven by top-line gains across its worldwide snacks and beverage businesses and from the acquisition of Wimm-Bill-Dann (WBD), the leading dairy and juice company in Russia.
“We’re focused on growing our business by providing consumers around the globe with great tasting products they love at a good value, and we believe this quarter’s performance is a good indication that our efforts are working,” said PepsiCo Chairman and CEO Indra Nooyi. “We had strong revenue growth across our product portfolio and across our key geographic markets. We were able to achieve pricing to partially offset commodity cost inflation and at the same time stimulate consumer demand for our products. The result in the quarter was well-balanced top-line and bottom-line growth.”
Worldwide snacks volume increased 8 percent reflecting broad-based gains in the snacks portfolio and the impact of the WBD acquisition. Excluding the impact of the WBD acquisition, snacks volume grew 3 percent. Worldwide beverage volume increased 4 percent, including a 3-percentage-point impact from the WBD acquisition. Volume performance was led by growth in emerging markets, where organic volume increased 8 percent in snacks and 3 percent in beverages.
Reported net revenue increased 13 percent reflecting the benefits of volume growth, effective net pricing and favorable foreign exchange. Reported net revenue grew 33 percent in emerging markets. Excluding the WBD acquisition, net revenue grew 9 percent worldwide and 18 percent in emerging markets.
Total operating profit increased 4 percent on a reported basis, reflecting higher corporate unallocated costs in 2011 that were driven by a postretirement gain in the prior year. Total division operating profit increased 7 percent. Reported net income increased 4 percent and reported EPS increased 5 percent to $1.25.

*	Please refer to the Glossary for the definition of core. Core results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

Core division operating profit increased 6 percent, reflecting the benefits of net revenue gains, synergies from the anchor bottler acquisitions, productivity, favorable foreign exchange and the impact of the WBD acquisition, somewhat offset by inflation in commodity and other operating costs. Core EPS of $1.31 increased 7 percent, driven by operating profit growth and a lower year-over-year core income tax rate.
Summary Third Quarter 2011 Performance (Percent Growth)*

		Constant Currency*
			Core* Operating		Core* Operating
	Volume	Net Revenue	Profit	Net Revenue	Profit	Operating Profit
PAF	1	6	6	8	8	8
FLNA	1	3	5.5	4	6	6
LAF	3.5	12	8	19	15	15
QFNA	(4.5)	1	5	2	6	6
PAB	—	1.5	(6)	3	(5)	(2.5)
Europe	35/13**	28	9	37	17	19
AMEA	16/6**	20	18	25	21	21
Total Divisions	8/4**	10	3	13	6	7
Total PepsiCo					5	4	***

*	The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

**	Snacks/Beverage

***	The reported operating profit growth was impacted by certain items excluded from our core results in both 2011 and 2010. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

All comparisons are on a year-over-year basis unless otherwise noted.
Division Operating Summaries
PepsiCo Americas Foods (PAF)
Frito-Lay North America (FLNA)
FLNA volume increased 1 percent and net revenue grew 4 percent in the quarter driven by strong growth in club, convenience, dollar and drug channels. Lay’s, Doritos, Cheetos and Ruffles posted strong revenue growth driven by innovation and price realization as the division executed its planned pricing actions in the quarter. Operating margins expanded in the quarter reflecting the benefits of net revenue growth and productivity.
Latin America Foods (LAF)
Volume grew 3.5 percent in the quarter reflecting solid gains in the division’s largest markets, Mexico and Brazil, and strong growth in a number of key markets across Central and South America. Growth was driven by a strong innovation agenda, successful brand promotions, consumer value initiatives and marketplace execution. Strong price realization led to double-digit revenue and operating profit growth, although operating profit growth was impacted by higher commodity inflation.
Quaker Foods North America (QFNA)
Strong effective net pricing led to net revenue growth and operating profit growth. Both gross margins and operating margins expanded in the quarter, reflecting strong effective net pricing and solid cost controls offsetting commodity inflation.
PepsiCo Americas Beverages (PAB)
PAB volume increased slightly and net revenue increased 3 percent reflecting incremental pricing actions taken in the quarter across much of the portfolio. Mid-single-digit volume growth in non-carbonated beverages offset declines in CSDs. Non-carbonated beverage volume growth in North America was led by a 9 percent increase in Gatorade which was overlapping a 15 percent increase in the prior year. Within the U.S., the company’s volume share of the liquid refreshment beverage category grew slightly in the quarter. Latin America Beverages delivered solid volume growth in the quarter driven primarily by strength in Mexico, Central America and Brazil.
Operating profit declined as a result of increased commodity and other operating costs in the quarter which offset the benefits of net pricing, productivity and synergies from the anchor bottler acquisitions.
Europe
Europe reported double-digit volume gains in both snacks and beverages, including the impact of the WBD acquisition. Organic snacks volume increased 4 percent led by double-digit growth in Turkey and France. Organic beverage volume declined mid-single digits, lapping 10 percent organic volume growth in the third quarter of 2010, resulting in two-year organic beverage volume growth of 6 percent. Net revenue increased 37 percent reflecting the benefit of the WBD acquisition and solid effective net pricing.
Operating profit performance benefited from the impact of the WBD acquisition and effective net pricing, offset somewhat by high levels of input cost inflation and timing of concentrate shipments.
Asia, Middle East & Africa (AMEA)
Snacks volume increased 16 percent and beverage volume grew 6 percent, led by strong performance in key emerging markets. Net revenue increased 25 percent, driven by favorable pricing and volume growth.
Snacks volume grew double-digits in the Middle East, India, China and Thailand. Beverage volume growth was driven by double-digit gains in India and Saudi Arabia. China beverage volume growth was impacted by the introduction of a consumer-preferred 500ml PET value package, which drove strong unit and net revenue growth but adversely impacted reported volume growth.
Operating profit growth of 21 percent reflected volume gains and effective net pricing offset by higher commodity costs and timing of concentrate shipments.

Tax Rate
PepsiCo’s reported and core tax rate was 25.4 percent in the third quarter of 2011 versus a reported and core tax rate of 27.4 percent in the third quarter of 2010. The reduction in the tax rate was driven primarily by adjustments to previous estimates of geographic earnings mix. The company’s reported tax rate was 26.0 percent year to date in 2011, compared to 21.7 percent in 2010. The company’s core tax rate was 25.8 percent year to date in 2011, compared to 26.9 percent in 2010.
Cash Flow
Year-to-date cash flow from operating activities was $5.8 billion. Management operating cash flow, net of capital spending, was $3.9 billion, including $223 million of merger and integration payments associated with the bottler and WBD acquisitions and $91 million of capital spending related to the bottler integrations. Management operating cash flow excluding these items was $4.2 billion.
2011 Guidance
For 2011, the company is targeting high-single-digit earnings per share growth on a core, 52-week basis, including an estimated foreign exchange translation benefit of approximately 1 percentage point, from its fiscal 2010 core EPS of $4.13. The company’s guidance reflects uncertainty regarding macroeconomic and consumer trends for 2011 and anticipates high global commodity cost inflation and ongoing support of strategic initiatives in emerging markets and brand building activities. The company expects 2011 earnings to benefit from synergies from the bottler acquisitions and the acquisition of WBD. In addition, the company expects higher net interest expense as compared to the prior year and a core tax rate of approximately 27 percent. The company anticipates share repurchases of approximately $2.5 billion in 2011.
Please refer to the glossary for more information about the items excluded from the company’s 2011 core tax rate guidance and 2011 core EPS guidance.
Conference Call
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss third-quarter results and the outlook for 2011. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each. Our main businesses — Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi Cola — also make hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of approximately $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2011 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.
Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures which exclude the following items in our historical results: the commodity mark-to-market net impact included in corporate unallocated expenses; as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. With respect to our 2011 guidance, our core results exclude: the commodity mark-to-market net impact included in corporate unallocated expenses; certain inventory fair value adjustments and merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week. For more details and reconciliations of our 2010 core results, 2011 core and core constant currency results, full-year 2011 core tax rate guidance and full-year 2011 core EPS guidance see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) a discretionary pension contribution in the prior year, (2) restructuring payments in connection with our Productivity for Growth initiative, (3) merger and integration payments in connection with our PBG, PAS and WBD acquisitions, (4) a contribution to The PepsiCo Foundation in the prior year, (5) capital investments related to the bottling integration, and (6) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that excludes the impact of acquisitions.
Pricing: The impact of list price changes and weight changes per package.
Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.
# # #

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo Third Quarter 2011 Results
(unaudited)

	12 Weeks Ended 9/3/11			36 Weeks Ended 9/3/11
			Core Constant			Core Constant
			Currency* Growth		Core*	Currency* Growth
	Reported Growth (%)	Core* Growth (%)	(%)	Reported Growth (%)	Growth (%)	(%)
Volume (Servings)	4.5	4.5		6	6
Net Revenue	13	13	10	17	17	14
Division Operating Profit	7	6	3	14	5	3
Total Operating Profit	4	5		21	4.5
Net Income Attributable to PepsiCo	4	6	3	1.5	5	2
Earnings per Share (EPS)	5	7	4	2	6	3

*	Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and, in 2011, exclude the commodity mark-to-market net impact included in corporate unallocated expenses, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD). Core results also exclude, in 2010, the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the change to hyperinflationary accounting and currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc. and an asset write-off charge for SAP software. Additionally, with respect to our acquisitions of PBG and PAS, 2010 core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2010. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-16 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/3/11	9/4/10	Change	9/3/11	9/4/10	Change
Net Revenue	$17,582	$15,514	13%	$46,346	$39,683	17%

Cost of sales	8,452	7,008	21%	21,862	18,216	20%
Selling, general and administrative expenses	6,186	5,676	9%	16,995	15,288	11%
Amortization of intangible assets	38	30	23%	103	78	31%

Operating Profit	2,906	2,800	4%	7,386	6,101	21%

Bottling equity income	—	10	n/m	—	728	n/m
Interest expense	(205)	(169)	21%	(584)	(495)	18%
Interest income and other	(4)	18	n/m	33	26	29%

Income before income taxes	2,697	2,659	1%	6,835	6,360	7%

Provision for income taxes	686	729	(6)%	1,775	1,383	28%

Net income	2,011	1,930	4%	5,060	4,977	2%

Less: Net income attributable to noncontrolling interests	11	8	27%	32	22	46%

Net Income Attributable to PepsiCo	$2,000	$1,922	4%	$5,028	$4,955	1.5%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.25	$1.19	5%	$3.14	$3.06	2%
Average Shares Outstanding	1,599	1,612		1,603	1,618

Cash dividends declared per common share	$0.515	$0.48		$1.51	$1.41

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/3/11	9/4/10	Change	9/3/11	9/4/10	Change
Net Revenue

Frito-Lay North America	$3,173	$3,050	4%	$9,167	$8,906	3%
Quaker Foods North America	614	601	2%	1,837	1,866	(2)%
Latin America Foods	1,841	1,542	19%	4,757	4,063	17%

PepsiCo Americas Foods	5,628	5,193	8%	15,761	14,835	6%

PepsiCo Americas Beverages	5,947	5,792	3%	16,107	14,105	14%

Europe	3,909	2,848	37%	9,329	6,390	46%

Asia, Middle East & Africa	2,098	1,681	25%	5,149	4,353	18%

Total Net Revenue	$17,582	$15,514	13%	$46,346	$39,683	17%

Operating Profit

Frito-Lay North America	$918	$866	6%	$2,545	$2,394	6%
Quaker Foods North America	177	167	6%	558	521	7%
Latin America Foods	275	238	15%	720	616	17%

PepsiCo Americas Foods	1,370	1,271	8%	3,823	3,531	8%

PepsiCo Americas Beverages	992	1,017	(2.5)%	2,533	2,042	24%

Europe	514	432	19%	984	826	19%

Asia, Middle East & Africa	285	235	21%	730	657	11%

Division Operating Profit	3,161	2,955	7%	8,070	7,056	14%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	(53)	16	n/m	(31)	58	n/m
Merger and Integration Charges	(10)	(16)	(28)%	(64)	(128)	(50)%
Venezuela Currency Devaluation	—	—	—	—	(129)	n/m
Asset Write-Off	—	—	—	—	(145)	n/m
Foundation Contribution	—	—	—	—	(100)	n/m
Other	(192)	(155)	24%	(589)	(511)	15%

	(255)	(155)	65%	(684)	(955)	(28)%

Total Operating Profit	$2,906	$2,800	4%	$7,386	$6,101	21%

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	36 Weeks Ended
	9/3/11	9/4/10
	(unaudited)
Operating Activities
Net income	$5,060	$4,977
Depreciation and amortization	1,877	1,580
Stock-based compensation expense	222	191
Cash payments for restructuring charges	(1)	(29)
Merger and integration costs	174	545
Cash payments for merger and integration costs	(293)	(272)
Gain on previously held equity interests in PBG and PAS	—	(958)
Asset write-off	—	145
Non-cash foreign exchange loss related to Venezuela devaluation	—	120
Excess tax benefits from share-based payment arrangements	(56)	(73)
Pension and retiree medical plan contributions	(185)	(1,350)
Pension and retiree medical plan expenses	389	310
Bottling equity income, net of dividends	—	37
Deferred income taxes and other tax charges and credits	132	291
Change in accounts and notes receivable	(1,643)	(1,287)
Change in inventories	(466)	224
Change in prepaid expenses and other current assets	(54)	(14)
Change in accounts payable and other current liabilities	142	762
Change in income taxes payable	936	787
Other, net	(400)	(198)

Net Cash Provided by Operating Activities	5,834	5,788

Investing Activities
Capital spending	(1,962)	(1,670)
Sales of property, plant and equipment	46	55
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	—	(2,833)
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	—	(900)
Acquisition of WBD, net of cash and cash equivalents acquired	(2,428)	—
Investment in WBD	(164)	—
Other acquisitions and investments in noncontrolled affiliates	(160)	(36)
Divestitures	10	—
Cash restricted for pending acquisitions	—	(8)
Short-term investments, net	(34)	(40)
Other investing, net	(3)	(12)

Net Cash Used for Investing Activities	(4,695)	(5,444)

Financing Activities
Proceeds from issuances of long-term debt	3,000	4,215
Payments of long-term debt	(1,596)	(73)
Debt repurchase	(771)	—
Short-term borrowings, net	56	3,379
Cash dividends paid	(2,349)	(2,218)
Share repurchases — common	(1,929)	(4,418)
Share repurchases — preferred	(5)	(3)
Proceeds from exercises of stock options	724	700
Excess tax benefits from share-based payment arrangements	56	73
Acquisition of noncontrolling interests	(1,327)	(159)
Other financing	(2)	(6)

Net Cash (Used for)/Provided by Financing Activities	(4,143)	1,490

Effect of exchange rate changes on cash and cash equivalents	144	(200)

Net (Decrease)/Increase in Cash and Cash Equivalents	(2,860)	1,634
Cash and Cash Equivalents — Beginning of Year	5,943	3,943

Cash and Cash Equivalents — End of Period	$3,083	$5,577

Non-cash activity:
Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	—	$4,451

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	9/3/11	12/25/10
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$3,083	$5,943
Short-term investments	452	426
Accounts and notes receivable, net	8,330	6,323
Inventories
Raw materials	2,152	1,654
Work-in-process	237	128
Finished goods	1,816	1,590

	4,205	3,372

Prepaid expenses and other current assets	1,764	1,505

Total Current Assets	17,834	17,569

Property, plant and equipment, net	20,737	19,058
Amortizable intangible assets, net	2,426	2,025

Goodwill	16,272	14,661
Other nonamortizable intangible assets	15,433	11,783

Nonamortizable Intangible Assets	31,705	26,444

Investments in noncontrolled affiliates	1,500	1,368
Other assets	1,176	1,689

Total Assets	$75,378	$68,153

Liabilities and Equity
Current Liabilities
Short-term obligations	$5,070	$4,898
Accounts payable and other current liabilities	11,524	10,923
Income taxes payable	971	71

Total Current Liabilities	17,565	15,892

Long-term debt obligations	21,781	19,999
Other liabilities	6,859	6,729
Deferred income taxes	5,170	4,057

Total Liabilities	51,375	46,677

Commitments and Contingencies

Preferred stock, no par value	41	41

Repurchased preferred stock	(155)	(150)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 shares)	31	31
Capital in excess of par value	4,406	4,527
Retained earnings	39,714	37,090
Accumulated other comprehensive loss	(2,800)	(3,630)
Repurchased common stock, at cost (297 and 284 shares, respectively)	(17,660)	(16,745)

Total PepsiCo Common Shareholders’ Equity	23,691	21,273

Noncontrolling interests	426	312

Total Equity	24,003	21,476

Total Liabilities and Equity	$75,378	$68,153

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/3/11	9/4/10	9/3/11	9/4/10
Beginning Net Shares Outstanding	1,585	1,594	1,582	1,565
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	—	67
Options Exercised/Restricted Stock Units Converted	2	5	17	19
Shares Repurchased	(19)	(16)	(31)	(68)

Ending Net Shares Outstanding	1,568	1,583	1,568	1,583

Weighted Average Basic	1,578	1,588	1,581	1,593
Dilutive securities:
Options	14	18	15	19
Restricted Stock Units	6	5	6	5
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,599	1,612	1,603	1,618

Average Share Price for the period	$66.17	$64.13	$66.29	$63.80
Growth Versus Prior Year	3%	14%	4%	21%

Options Outstanding	96	113	100	115
Options in the Money	74	81	79	90
Dilutive Shares from Options	14	18	15	19
Dilutive Shares from Options as a % of Options in the Money	20%	22%	19%	21%

Average Exercise Price of Options in the Money	$52.03	$48.27	$52.11	$48.63

Restricted Stock Units Outstanding	12	10	13	9
Dilutive Shares from Restricted Stock Units	6	5	6	5

Average Intrinsic Value of Restricted Stock Units Outstanding*	$62.97	$63.07	$62.91	$62.15

*	Weighted-average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Net revenue excluding the impact of WBD, division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the 12 and 36 weeks ended September 3, 2011, we recognized $53 million and $31 million, respectively, of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 and 36 weeks ended September 4, 2010, we recognized $16 million and $58 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 25, 2010, we recognized $91 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
Merger and integration charges
In the 12 weeks ended September 3, 2011, we incurred merger and integration charges of $61 million related to our acquisitions of PBG, PAS and WBD, including $24 million recorded in the PAB segment, $11 million recorded in the Europe segment, $10 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. In the 36 weeks ended September 3, 2011, we incurred merger and integration charges of $174 million related to our acquisitions of PBG, PAS and WBD, including $77 million recorded in the PAB segment, $17 million recorded in the Europe segment, $64 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the 12 weeks ended September 4, 2010, we incurred merger and integration charges of $69 million related to our acquisitions of PBG and PAS, including $38 million recorded in the PAB segment, $15 million recorded in the Europe segment and $16 million recorded in corporate unallocated expenses. In the 36 weeks ended September 4, 2010, we incurred merger and integration charges of $536 million related to our acquisitions of PBG and PAS, including $334 million recorded in the PAB segment, $44 million recorded in the Europe segment, $128 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to our acquisitions of PBG and PAS. In addition, in the 36 weeks ended September 4, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, in bottling equity income. In the year ended December 25, 2010, we incurred merger and integration charges of $799 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $467 million recorded in the PAB segment, $111 million recorded in the Europe segment, $191 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to our acquisitions of PBG and PAS. In addition, in the year ended December 25, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, in bottling equity income.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the 12 and 36 weeks ended September 3, 2011, we recorded $3 million and $41 million, respectively, of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the 12 and 36 weeks ended September 4, 2010, we recorded $17 million and $374 million, respectively, of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 25, 2010, we recorded $398 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.
Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.
Asset write-off
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.

Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Interest expense incurred in connection with debt repurchase
In the year ended December 25, 2010, we paid $672 million in a cash tender offer to repurchase $500 million (aggregate principal amount) of our 7.90% senior unsecured notes maturing in 2018. As a result of this debt repurchase, we recorded a $178 million charge to interest expense, primarily representing the premium paid in the tender offer.
Management operating cash flow
Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
2011 guidance
Our 2011 core tax rate guidance and our 2011 core EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week in 2011. We are not able to reconcile our full-year projected 2011 core tax rate to our full-year projected 2011 reported tax rate or our full-year projected 2011 core EPS to our full-year projected 2011 reported EPS because we are unable to predict the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts, unaudited)
Operating Profit Growth Reconciliation

	12 Weeks Ended	36 Weeks Ended
	9/3/11	9/3/11
Division Operating Profit Growth	7%	14%
Impact of Corporate Unallocated	(3)	7

Reported Total Operating Profit Growth	4%	21%

Operating Profit Growth Reconciliation

	12 Weeks Ended
	9/3/11	9/4/10	Growth
Reported Total Operating Profit Growth	$2,906	$2,800	4%
Mark-to-Market Net Losses/(Gains)	53	(16)
Merger and Integration Charges	45	69
Inventory Fair Value Adjustments	3	17

Core Total Operating Profit Growth	$3,007	$2,870	5%

Net Income Attributable to PepsiCo Reconciliation

	12 Weeks Ended
	9/3/11	9/4/10	Growth
Reported Net Income Attributable to PepsiCo	$2,000	$1,922	4%
Mark-to-Market Net Losses/(Gains)	34	(10)
Merger and Integration Charges	53	51
Inventory Fair Value Adjustments	2	11

Core Net Income Attributable to PepsiCo	$2,089	$1,974	6%

Diluted EPS Reconciliation

	12 Weeks Ended
	9/3/11		9/4/10	Growth
Reported Diluted EPS	$1.25		$1.19	5%
Mark-to-Market Net Losses/(Gains)	0.02		(0.01)
Merger and Integration Charges	0.03		0.03
Inventory Fair Value Adjustments	—		0.01

Core Diluted EPS	$1.31	*	$1.22	7%

*	Does not sum due to rounding.
Diluted EPS Reconciliation

Year Ended
12/25/10
Reported Diluted EPS	$3.91
Mark-to-Market Net Gains	(0.04)
Gain on Previously Held Equity Interests	(0.60)
Merger and Integration Charges	0.40
Inventory Fair Value Adjustments	0.21
Venezuela Currency Devaluation	0.07
Asset Write-Off	0.06
Foundation Contribution	0.04
Debt Repurchase	0.07

Core Diluted EPS	$4.13 *

*	Does not sum due to rounding.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, unaudited)
Net Cash Provided by Operating Activities Reconciliation

36 Weeks Ended
9/3/11
Net Cash Provided by Operating Activities	$5,834
Capital Spending	(1,962)
Sales of Property, Plant and Equipment	46

Management Operating Cash Flow	3,918
Payments Related to 2009 Restructuring Charges (after-tax)	1
Merger and Integration Payments (after-tax)	223
Capital Investments Related to the PBG/PAS Integration	91

Management Operating Cash Flow Excluding above Items	$4,233

Growth in Total Net Revenue Reconciliation

12 Weeks Ended
9/3/11
Growth in Total Net Revenue	13%
Impact of WBD	(5)

Growth in Total Net Revenue Excluding WBD	9%*

*	Does not sum due to rounding
Growth in Emerging Markets Net Revenue Reconciliation

12 Weeks Ended
9/3/11
Growth in Emerging Markets Net Revenue	33%
Impact of WBD	(15)

Growth in Emerging Markets Net Revenue Excluding WBD	18%

Effective Tax Rate Reconciliation

	36 Weeks Ended
	9/3/11
	Pre-Tax	Income	Effective
	Income	Taxes	Tax Rate
Reported Effective Tax Rate	$6,835	$1,775	26.0%
Mark-to-Market Net Losses	31	11
Merger and Integration Charges	174	27
Inventory Fair Value Adjustments	41	10

Core Effective Tax Rate	$7,081	$1,823	25.8%

	36 Weeks Ended
	9/4/10
	Pre-Tax	Income	Effective
	Income	Taxes	Tax Rate
Reported Effective Tax Rate	$6,360	$1,383	21.7%
Mark-to-Market Net Gains	(58)	(22)
Merger and Integration Charges	545	114
Inventory Fair Value Adjustments	374	55
Gain on Previously Held Equity Interests	(735)	223
Asset Write-Off	145	53
Venezuela Currency Devaluation	120	—
Foundation Contribution	100	36

Core Effective Tax Rate	$6,851	$1,842	26.9%

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 36 Weeks Ended September 3, 2011
(in millions, except per share amounts, and unaudited)

					Non-GAAP
	GAAP Measure	Non-Core Adjustments			Measure
	Reported				Core*
	12 Weeks	Inventory	Merger and	Commodity	12 Weeks
	Ended	fair value	integration	mark-to-market	Ended
	9/3/11	adjustments	charges	net losses	9/3/11
Cost of sales	$8,452	$(3)	$—	$—	$8,449
Selling, general and administrative expenses	$6,186	$—	$(45)	$(53)	$6,088
Operating profit	$2,906	$3	$45	$53	$3,007
Interest expense	$(205)	$—	$16	$—	$(189)
Provision for income taxes	$686	$1	$8	$19	$714
Net income attributable to PepsiCo	$2,000	$2	$53	$34	$2,089
Net income attributable to PepsiCo per common share — diluted	$1.25	$—	$0.03	$0.02	$1.31	**

					Non-GAAP
	GAAP Measure	Non-Core Adjustments			Measure
	Reported				Core*
	36 Weeks	Inventory	Merger and	Commodity	36 Weeks
	Ended	fair value	integration	mark-to-market	Ended
	9/3/11	adjustments	charges	net losses	9/3/11
Cost of sales	$21,862	$(41)	$—	$—	$21,821
Selling, general and administrative expenses	$16,995	$—	$(158)	$(31)	$16,806
Operating profit	$7,386	$41	$158	$31	$7,616
Interest expense	$(584)	$—	$16	$—	$(568)
Provision for income taxes	$1,775	$10	$27	$11	$1,823
Noncontrolling interests	$32	$6	$—	$—	$38
Net income attributable to PepsiCo	$5,028	$25	$147	$20	$5,220
Net income attributable to PepsiCo per common share — diluted	$3.14	$0.02	$0.09	$0.01	$3.26

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 36 Weeks Ended September 4, 2010
(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments							Non-GAAP Measure
	Reported								Core*
		Gain on previously
	12 Weeks	held equity		Merger and			Venezuela	Commodity	12 Weeks
	Ended	interests in	Inventory fair	integration		Foundation	currency	mark-to-market	Ended
	9/4/10	PBG and PAS	value adjustments	charges	Asset write-off	contribution	devaluation	net gains	9/4/10
Cost of sales	$7,008	$—	$(17)	$—	$—	$—	$—	$—	$6,991
Selling, general and administrative expenses	$5,676	$—	$—	$(69)	$—	$—	$—	$16	$5,623
Operating profit	$2,800	$—	$17	$69	$—	$—	$—	$(16)	$2,870
Provision for income taxes	$729	$—	$6	$18	$—	$—	$—	$(6)	$747
Net income attributable to PepsiCo	$1,922	$—	$11	$51	$—	$—	$—	$(10)	$1,974
Net income attributable to PepsiCo per common share — diluted	$1.19	$—	$0.01	$0.03	$—	$—	$—	$(0.01)	$1.22

	GAAP Measure	Non-Core Adjustments							Non-GAAP Measure
	Reported								Core*
		Gain on previously
	36 Weeks	held equity		Merger and			Venezuela	Commodity	36 Weeks
	Ended	interests in	Inventory fair	integration		Foundation	currency	mark-to-market	Ended
	9/4/10	PBG and PAS	value adjustments	charges	Asset write-off	contribution	devaluation	net gains	9/4/10
Cost of sales	$18,216	$—	$(371)	$—	$—	$—	$—	$—	$17,845
Selling, general and administrative expenses	$15,288	$—	$(3)	$(506)	$(145)	$(100)	$(120)	$58	$14,472
Operating profit	$6,101	$—	$374	$506	$145	$100	$120	$(58)	$7,288
Bottling equity income	$728	$(735)	$—	$9	$—	$—	$—	$—	$2
Interest expense	$(495)	$—	$—	$30	$—	$—	$—	$—	$(465)
Provision for income taxes	$1,383	$223	$55	$114	$53	$36	$—	$(22)	$1,842
Net income attributable to PepsiCo	$4,955	$(958)	$319	$431	$92	$64	$120	$(36)	$4,987
Net income attributable to PepsiCo per common share — diluted	$3.06	$(0.60)	$0.20	$0.27	$0.06	$0.04	$0.07	$(0.02)	$3.08

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 36 Weeks Ended September 3, 2011
(in millions and unaudited)

					Non-GAAP
	GAAP Measure	Non-Core Adjustments			Measure
	Reported				Core*
	12 Weeks	Inventory	Merger and	Commodity	12 Weeks
	Ended	fair value	integration	mark-to-market	Ended
	9/3/11	adjustments	charges	net losses	9/3/11
Operating Profit

Frito-Lay North America	$918	$—	$—	$—	$918
Quaker Foods North America	177	—	—	—	177
Latin America Foods	275	—	—	—	275

PepsiCo Americas Foods	1,370	—	—	—	1,370

PepsiCo Americas Beverages	992	3	24	—	1,019

Europe	514	—	11	—	525

Asia, Middle East & Africa	285	—	—	—	285

Division Operating Profit	3,161	3	35	—	3,199

Corporate Unallocated	(255)	—	10	53	(192)

Total Operating Profit	$2,906	$3	$45	$53	$3,007

					Non-GAAP
	GAAP Measure	Non-Core Adjustments			Measure
	Reported				Core*
	36 Weeks	Inventory	Merger and	Commodity	36 Weeks
	Ended	fair value	integration	mark-to-market	Ended
	9/3/11	adjustments	charges	net losses	9/3/11
Operating Profit

Frito-Lay North America	$2,545	$—	$—	$—	$2,545
Quaker Foods North America	558	—	—	—	558
Latin America Foods	720	—	—	—	720

PepsiCo Americas Foods	3,823	—	—	—	3,823

PepsiCo Americas Beverages	2,533	16	77	—	2,626

Europe	984	25	17	—	1,026

Asia, Middle East & Africa	730	—	—	—	730

Division Operating Profit	8,070	41	94	—	8,205

Corporate Unallocated	(684)	—	64	31	(589)

Total Operating Profit	$7,386	$41	$158	$31	$7,616

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 36 Weeks Ended September 4, 2010
(in millions and unaudited)

								Non-GAAP
	GAAP Measure	Non-Core Adjustments						Measure
	Reported							Core*
	12 Weeks	Inventory	Merger and			Venezuela	Commodity	12 Weeks
	Ended	fair value	integration		Foundation	Currency	mark-to-market	Ended
	9/4/10	adjustments	charges	Asset write-off	contribution	devaluation	net losses	9/4/10
Operating Profit

Frito-Lay North America	$866	$—	$—	$—	$—	$—	$—	$866
Quaker Foods North America	167	—	—	—	—	—	—	167
Latin America Foods	238	—	—	—	—	—	—	238

PepsiCo Americas Foods	1,271	—	—	—	—	—	—	1,271

PepsiCo Americas Beverages	1,017	17	38	—	—	—	—	1,072

Europe	432	—	15	—	—	—	—	447

Asia, Middle East & Africa	235	—	—	—	—	—	—	235

Division Operating Profit	2,955	17	53	—	—	—	—	3,025

Corporate Unallocated	(155)	—	16	—	—	—	(16)	(155)

Total Operating Profit	$2,800	$17	$69	$—	$—	$—	$(16)	$2,870

								Non-GAAP
	GAAP Measure	Non-Core Adjustments						Measure
	Reported							Core*
	36 Weeks	Inventory	Merger and			Venezuela	Commodity	36 Weeks
	Ended	fair value	integration		Foundation	Currency	mark-to-market	Ended
	9/4/10	adjustments	charges	Asset write-off	contribution	devaluation	net losses	9/4/10
Operating Profit

Frito-Lay North America	$2,394	$—	$—	$—	$—	$—	$—	$2,394
Quaker Foods North America	521	—	—	—	—	—	—	521
Latin America Foods	616	—	—	—	—	—	—	616

PepsiCo Americas Foods	3,531	—	—	—	—	—	—	3,531

PepsiCo Americas Beverages	2,042	334	334	—	—	(9)	—	2,701

Europe	826	40	44	—	—	—	—	910

Asia, Middle East & Africa	657	—	—	—	—	—	—	657

Division Operating Profit	7,056	374	378	—	—	(9)	—	7,799

Corporate Unallocated	(955)	—	128	145	100	129	(58)	(511)

Total Operating Profit	$6,101	$374	$506	$145	$100	$120	$(58)	$7,288

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks
	9/3/11
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	4%	6%
Merger and Integration Charges	—	—

Core Growth	4	6
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	3%	5.5%

Quaker Foods North America
Reported Growth	2%	6%
Merger and Integration Charges	—	—

Core Growth	2	6
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	1%	5%

Latin America Foods
Reported Growth	19%	15%
Merger and Integration Charges	—	—

Core Growth	19	15
Impact of Foreign Currency Translation	(8)	(7)

Core Constant Currency Growth	12%	8%

PepsiCo Americas Foods
Reported Growth	8%	8%
Merger and Integration Charges	—	—

Core Growth	8	8
Impact of Foreign Currency Translation	(3)	(2)

Core Constant Currency Growth	6%	6%

PepsiCo Americas Beverages
Reported Growth	3%	(2.5)%
Merger and Integration Charges	—	(1)
Inventory Fair Value Adjustments	—	(1)

Core Growth	3	(5)
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	1.5%	(6)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
Note — certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks
	9/3/11
	Net Revenue	Operating Profit
Europe
Reported Growth	37%	19%
Merger and Integration Charges	—	(1)
Inventory Fair Value Adjustments	—	(—)

Core Growth	37	17
Impact of Foreign Currency Translation	(9)	(8)

Core Constant Currency Growth	28%	9%

Asia, Middle East & Africa
Reported Growth	25%	21%
Merger and Integration Charges	—	—

Core Growth	25	21
Impact of Foreign Currency Translation	(5)	(4)

Core Constant Currency Growth	20%	18%

Total Divisions
Reported Growth	13%	7%
Merger and Integration Charges	—	(1)
Inventory Fair Value Adjustments	—	(—)

Core Growth	13	6
Impact of Foreign Currency Translation	(3.5)	(3)

Core Constant Currency Growth	10%	3%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
Note — certain amounts above may not sum due to rounding.